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                              COMMONWEALTH OF VIRGINIA
                            STATE CORPORATION COMMISSION

                                   August 14, 1997


The State Corporation Commission has found the accompanying articles submitted on behalf of

ILM SENIOR LIVING, INC.
(FORMERLY PAINEWEBBER INDEPENDENT LIVING MORTGAGE FUND, INC.)

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective August 14, 1997 at 04:16 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.



                                        STATE CORPORATION COMMISSION

                                        By /s/ T.V. Morrison Jr.

                                           Commissioner


AMENACPT
CIS20436
97-08-14-0510
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                              COMMONWEALTH OF VIRGINIA
                            STATE CORPORATION COMMISSION
                               Clerk of the Commission
                           P.O. Box 1197, 1220 Bank Street
                                 Richmond, VA 23209


                              ARTICLES OF AMENDMENT OF

                 PaineWebber Independent Living Mortgage Fund, Inc.


                                         ONE

        The name of the corporation is PaineWebber Independent Living Mortgage Fund, Inc.

                                         TWO

        The name of the corporation shall be changed to ILM SENIOR LIVING, INC.

                                        THREE

        The foregoing amendment was adopted on July 31, 1997.

                                        FOUR

        The amendment was adopted by the board of directors without shareholder action. Shareholder action was not required.
        The undersigned Secretary declares that the facts herein stated are true as of 8/12/97.

                PaineWebber Independent Living Mortgage Fund, Inc.

                By:   /s/ Jeffry P. Dwyer
                   -----------------------------------------------
                             Jeffry P. Dwyer, Secretary


                                        NOTE

The law requires that the articles be typewritten or printed in black. White, opaque paper 8 1/2" by 11" in size must be used. A minimum of 1" margin must be provided on the left, top and bottom margins and 1/2" on the right margin. Use only one side of a page. A manually signed photocopy may be filled; a photocopies signature is unacceptable.


(VA. - 672 - 6/20/88)                    -1-